UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 30, 2003 (September 30, 2003)
(Date of Report (Date of Earliest Event Reported))

Cendant Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-10308 (Commission File No.)	06-0918165 (I.R.S. Employer Identification Number)

9 West 57th Street New York, NY (Address of principal executive office)	10019 (Zip Code)

(212) 413-1800 (Registrant's telephone number, including area code)

None (Former name or former address, if changed since last report)

Item 5.    Other Events

        EXCEPT AS EXPRESSLY INDICATED OR UNLESS THE CONTEXT OTHERWISE REQUIRES, “CENDANT”, “WE”, “OUR”, OR “US” MEANS CENDANT CORPORATION, A DELAWARE CORPORATION, AND ITS SUBSIDIARIES.

        On September  30, 2003, we announced that, with the integration of our Travel Distribution Services Division (“TDS”) completed, Sam Galeotos will step down as TDS president and CEO and Sam Katz, chairman and CEO of our TDS and Financial Services Division, will assume day-to-day management responsibilities for the TDS business units. Mr. Galeotos, 45, who previously reported to Mr. Katz as president and CEO of TDS, will continue to serve as a consultant and advisor to Cendant for a transitional period.

        Mr. Katz, 38, has been personally involved with the restructuring of the TDS Division and its businesses and has been working closely with the division’s senior leadership team during the past two years on the organization’s integration and strategic direction.

        As part of the overall succession plan going forward, and to provide Mr. Katz with more time to focus on our travel distribution business units, Tom Christopoul, 39, formerly our chief administrative officer, has been named chairman and CEO of our Financial Services Division. Mr. Christopoul will also be responsible for the relationship between Cendant and its affiliate company, Trilegiant Corporation. He will report to Mr. Katz, who will remain involved in the strategic leadership of the Financial Services Division.

        A copy of this press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

        Additionally, our Treasurer, Duncan Cocroft, will retire at the end of this year and will become an advisor and consultant to Cendant. Effective September 30, 2003, David Wyshner, formerly responsible for financial planning, budgeting, capital planning and integration planning for acquisitions for Cendant, will replace Mr. Cocroft, as Treasurer. Tony Hull, formerly CFO of DreamWorks SKG, has joined Cendant as Executive Vice President, Finance and will assume the responsibilities previously fulfilled by Mr. Wyshner.

Item 7.    Exhibits

        See Exhibit Index.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENDANT CORPORATION
	By:	/s/ ERIC J. BOCK Eric J. Bock Executive Vice President -- Law and Corporate Secretary

Date: September 30, 2003

CENDANT CORPORATION
CURRENT REPORT ON FORM 8-K
Report Dated September 30, 2003 (September 30, 2003)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Cendant Corporation on September 30, 2003, announcing certain management changes at Cendant’s Travel Distribution Services Division.